Exhibit 10.31
Amendment # 2 to
UPLAND SOFTWARE, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

    This Amendment #2 to the Executive Employment Agreement by and between Upland Software, Inc., a Delaware corporation (the “Company”) and John T. McDonald (“Executive”) dated March 28, 2017 and amended March 13, 2019 (“Original Agreement”), is entered into as of November 12, 2020.

RECITALS

WHEREAS, the Company and Executive desire to amend Paragraph 3(b) of the Original Agreement as of the Effective Date.
AMENDMENT

Paragraph 3(b) is hereby deleted and replaced in its entirety with the following:

    “3(b) Target Bonus. During the Employment Term, Executive will be eligible to receive an annual bonus targeted at 200% of Executive’s Base Salary, less applicable withholdings, upon achievement of performance objectives to be determined by the Board in its sole discretion, 25% of which shall be based upon achievement of Adjusted EBITDA targets and 75% of which shall be based upon the achievement of acquisitions targets (the “Target Bonus”). Any Bonus will be earned only if the Company achieves the annual performance objectives during the designated time period and Executive is continuously employed by the Company on the date that such performance objectives are achieved. The actual amount of the Bonus may be less than or greater than the Target Bonus based on the level at which the Company achieves the annual performance objectives during the designated time period. The Company shall pay such Bonus at the same time as bonuses are normally paid to senior management, unless the Board approves an exception for payment of a particular bonus on a case by case basis, but in any event, any earned Bonus shall be paid no later than two months and 15 days after the end of the Company’s taxable year in which such Bonus was earned.”

Except as specified in this Amendment #2, all terms and conditions of the Original Agreement shall continue in full force and effect and otherwise remain unchanged.

Exhibit 10.31
IN WITNESS WHEREOF, each of the parties has executed this Amendment # 2 to the Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

                            “COMPANY”
                            Upland Software, Inc.

                            By: /s/ Kin Gill
                            Name: Kin Gill
                            Title: SVP, General Counsel and Secretary
    Address:    401 Congress Ave., Ste. 1850
        Austin, TX 78701

    “EXECUTIVE”

    /s/ John T. McDonald
    John T. McDonald
    Address: